EXHIBIT 10

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT is entered into as of the 16th day of December, 1997 by and between C&F FINANCIAL CORPORATION, a Virginia corporation (the "Company"), and LARRY G. DILLON (the "Executive").


                                    RECITALS

         I. The Executive currently serves as Chief Executive Officer of the Company, and is a key member of management of the Company and its affiliates, and his services and knowledge are valuable to the Company and its affiliates.

         II. The Board (as defined below) has determined that it is in the best interests of the Company and its shareholders to assure that the Company and its affiliates will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company and its affiliates currently and in the event of any threatened or pending Change in Control. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, it is hereby agreed as follows:

         1.  CERTAIN DEFINITIONS.

         (a) "Agreement Effective Date" means December 16, 1997.

         (b) The "Agreement Term" means the period commencing on the Agreement Effective Date and ending on the earlier of (i) the Agreement Regular Termination Date or (ii) the date this Agreement terminates pursuant to Section
7. The "Agreement Regular Termination Date" means the third anniversary of the Agreement Effective Date, provided, however, that commencing on the first anniversary of the Agreement Effective Date, and on each subsequent anniversary (such date and each subsequent anniversary shall be hereinafter referred to as the "Renewal Date"), unless this Agreement is previously terminated, the Agreement Regular Termination Date shall be automatically extended for three years from the latest Renewal Date, unless at least one month prior to the latest Renewal Date the Company shall give notice to the Executive in accordance with Section 10(c) of this Agreement that the Agreement Regular Termination Date shall not be so extended.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Cause" means:

                  (i) the willful and continued failure of the Executive to substantially perform his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board, pursuant to a vote of a majority of the "Outside Directors" (as defined below), which specifically identifies the manner in which the Outside Directors of the Board believe that the Executive has not substantially performed his duties, or

                  (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the members of the Board who are not and have never been employed by the Company or its subsidiaries (the "Outside Directors") at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive in accordance with Section 10(c) of this Agreement and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in paragraph
(i) or (ii) above, and specifying the particulars thereof in detail.

         (e) The "Change in Control Date" means the first date during the Agreement Term on which a Change in Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment either (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

         (f) "Company" means C&F Financial Corporation, a Virginia corporation.

         (g) "Coverage Period" means the period of time beginning with the Change in Control Date and ending on the earliest to occur of (i) the Executive's death and (ii) the sixty-first day after the second anniversary of the Change in Control Date.

         (h) "Disability" means the absence of the Executive from his duties with the Company on a full-time basis for six months as a result of incapacity to serve as the Chief Executive Officer of the Company, including substantially all duties normally considered a part thereof, due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative. If the Company determines in good faith that the Disability of the Executive has occurred, it may give to the Executive written notice in accordance with Section 10(c) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties.

         (i) "Good Reason" means any good faith determination made by the Executive (which determination shall be conclusive) that any of the following has occurred:

                  (i) the occurrence, on or after the Agreement Effective Date and during the Coverage Period, of any of the following:

                           (A) the  assignment  to the  Executive  of any duties
                  inconsistent in any material adverse respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change in Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive in accordance with Section 10(c) of this Agreement;

                           (B) a  reduction  by the  Company in the  Executive's
                  rate of annual base salary, benefits (including, without limitation, incentive or bonus pay arrangements, stock plan benefit arrangements, and retirement and welfare plan coverage) and perquisites as in effect immediately prior to the Change in Control or as the same may be increased from time to time thereafter, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive in accordance with Section 10(c) of this Agreement;

                           (C) the Company's requiring the Executive to be based
                  at any office or location more than 35 miles from the facility where the Executive is located at the time of the Change in Control or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control Date (but determined without regard to travel necessitated by reason of any anticipated Change in Control);

                           (D) any purported  termination  by the Company of the
                  Executive's employment otherwise than as expressly permitted by this Agreement;

                           (E) any  failure by the  Company  to comply  with and
                  satisfy Section 9(c) of this Agreement by obtaining satisfactory agreement from any successor to assume and perform this Agreement; or

                           (F) so long as no Cause for  Executive's  termination
                  by the Company exists (or would exist assuming the Board made a determination of Cause), a voluntary cessation by the Executive of his employment for any reason during any Window Period.

                  (ii) any event or condition described in paragraph (i) of this
         Section 1(i) which occurs on or after the Agreement Effective Date, but prior to a Change in Control, but was at the request of a third party who effectuates the Change in Control, notwithstanding that it occurred prior to the Change in Control, but such event or condition shall not be considered to actually have occurred until the Change in Control Date.

         (j) "Covered Termination" means a termination of Executive's employment during the Coverage Period (i) by the Company for any reason other than Cause or the Executive's Disability or death, or (ii) by the Executive for Good Reason.

         (k)   "Noncovered   Termination"   means  a  cessation  of  Executive's
employment which is not a Covered Termination.

         (l) "Window Period" means any of (i) the 60-day period commencing on the Change in Control Date, (ii) the 60-day period commencing on the first anniversary of the Change in Control Date, and (iii) the 60-day period commencing on the second anniversary of the Change in Control Date.

         2. CHANGE IN CONTROL. "Change in Control" means the occurrence, during the Agreement Term, of either an "Acquisition of Controlling Ownership" (as defined in Section 2(a) below), a "Change in the Incumbent Board" (as defined in
Section 2(b) below), a "Business Combination" (as defined in Section 2(c) below), or a "Liquidation or Dissolution" (as defined in Section 2(d) below).

         (a) "Acquisition of Controlling Ownership" means the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"). Notwithstanding the foregoing, for purposes of this Section 2(a), the following acquisitions shall not constitute a Change in Control:

                  (i)   any acquisition directly from the Company,

                  (ii)  any acquisition by the Company,

                  (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                  (iv)  any  acquisition  by  any  corporation   pursuant  to  a
         transaction which complies with paragraphs (i), (ii) and (iii) of) of this Section 2(c).

         (b) "Change in the Incumbent Board" means that individuals who, as of November 30, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board. For this purpose, any individual who becomes a director subsequent to November 30, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be thereupon considered a member of the Incumbent Board (with his predecessor thereafter ceasing to be a member), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         (c) "Business Combination" means the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless all of the following occur:

                  (i) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be,

                  (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                  (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         (d) "Liquidation or Dissolution" means the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         3. OBLIGATIONS OF THE EXECUTIVE TO REMAIN EMPLOYED. The Executive agrees that in the event any person or group attempts a Change in Control, he shall not voluntarily leave the employ of the Company without Good Reason (i) until such attempted Change in Control terminates or (ii) if a Change in Control shall occur, until the Change in Control Date. For purposes of the foregoing clause (i), Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in Control became known to the Board.

         4.  OBLIGATIONS UPON THE EXECUTIVE'S TERMINATION.

         (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive, other than by reason of death, shall be communicated by Notice of Termination to the other party hereto given. For purposes hereof:

                  (i) "Notice of Termination" means a written notice given in accordance with Section 10(c) of this Agreement which (A) states whether such termination is for Cause, Good Reason or Disability, (B) indicates the specific termination provision in this Agreement relied upon, if any, (C) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (D) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause or Disability shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (ii) "Date of Termination" means (A) if the Executive's employment is terminated by reason of Disability, the Disability Effective Date, (B) if the Executive's employment is terminated by the Company for any reason other than Disability, the date of the Executive's receipt of the Notice of Termination or any later date specified therein, as the case may be, and (C) if the Executive's employment is terminated by the Executive for any reason, the date of the Company's receipt of the Notice of Termination or any later date specified therein, as the case may be.

         (b) Obligations of the Company in a Covered Termination. If the Executive's employment shall cease by reason of a Covered Termination, then the following shall be paid or provided (the payments and benefits described in (i), (ii) and (iii) below may hereinafter sometimes be referred to as the "Change in Control Benefit" or "Change in Control Benefits"):

                  (i) the Company shall pay or cause to be paid in cash to the Executive in twelve (12) consecutive quarterly installments, with interest at the applicable federal rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code")) determined at the Change in Control Date on the unpaid balance paid at the same time on each installment payment other than the first payment, with the first of such installments being paid not later than 30 days after the Date of Termination, (or if the Executive requests and the Company agrees in a lump sum within 30 days after the Date of Termination) and with the aggregate payments (excluding interest) totaling an amount equal to the product of (A) two and one-half and (B) the sum of the Executive's (1) highest aggregate annual base salary from the Company and its affiliated companies in effect at any time during the 24 month period ending on the Change in Control Date and (2) highest aggregate annual bonuses (including any deferrals thereof) from the Company and its affiliated companies payable for the Company's three fiscal years immediately preceding the fiscal year which includes the Change in Control Date;

                  (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue or cause to be continued benefits to the Executive and/or the Executive's family at least equal to those under the Welfare Benefit Plans. If the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for any retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period. For purposes hereof, the term "Welfare Benefit Plan" means the welfare benefit plans, practices, policies and programs provided by the Company and its affiliates (including, without limitation, any medical, prescription, dental, vision, disability, life, accidental death and travel accident insurance plans and split dollar insurance programs) to the extent applicable generally to other peer executives of the Company and its affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the one year period immediately preceding the Change in Control Date or, if more favorable to the Executive, those provided generally at any time after the Change in Control Date to other peer executives of the Company and its affiliated companies;

                  (iii) if the Executive so requests in writing within one year after the Date of Termination, the Company shall purchase the residence which the Executive was using as his primary residence at the Change in Control Date, or such later date to which the Company consents in writing in its sole discretion, for an amount equal to its appraised fair market value at the time of purchase, where the appraisal is performed by an appraiser who is mutually agreeable to the Executive and the Company or otherwise is selected by the Executive from a list of not less than five appraisers selected by the Company and not doing any substantial business with the Company; and

                  (iv) to the extent not theretofore paid or provided, the Company shall timely pay or cause to be paid or provide or cause to be provided to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any compensation arrangement, plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         (c) Obligations of the Company in a Noncovered Termination. If the Executive's employment shall cease by reason of a Noncovered Termination, this Agreement shall terminate without further obligations to the Executive other than the obligation timely to pay or cause to be paid or provide or cause to be provided to the Executive his Other Benefits.

         5.  FULL SETTLEMENT.

         (a) No Offset or Mitigation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

         (b) Executive's Expenses in Dispute Resolution. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of a contest (in which the Executive substantially prevails) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the lower of (i) the Crestar Bank Prime Rate or (ii) the applicable Federal mid-term rate provided for in Section 1274(d), compounded semi-annually, of the Code.

         (c) Payment prior to Dispute Resolution. If there shall be any dispute between the Company and the Executive in the event of any termination of Executive's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was a Noncovered Termination, that the determination by the Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under Section 4(b), the Company shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4(b) as though such termination were not a Noncovered Termination. Notwithstanding the foregoing, the Company shall not be required to pay any disputed amounts pursuant to this Section 5(c) except upon receipt of an adequate bond, letter of credit or undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

         6.  PAYMENT LIMITATIONS.

         (a) Excise Tax Payment Limitation. Notwithstanding anything contained in this Agreement or any other agreement or plan to the contrary, the payments and benefits provided to, or for the benefit of, the Executive under this Agreement or under any other plan or agreement which became payable or are taken into account as a result of the Change in Control (the "Payments") shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to the Executive or for his benefit under this Agreement or any other plan or agreement shall be subject to the imposition of an excise tax under Section 4999 of the Code (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive and the Company shall otherwise agree, the Company shall reduce or eliminate the Payments to the Executive by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive's rights and entitlements to any benefits or compensation.

         (b) Excise Tax Payment Limitation Determinations. All determinations required to be made under this Section 6 shall be made by the Company's public accounting firm (the "Accounting Firm"). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Company and the Executive within fifteen days after the receipt of notice from the Company that there has been a Payment (or at such earlier times as is requested by the Company) and, with respect to any Limited Payment Amount, a reasonable opinion to the Executive that he is not required to report any excise tax on his federal income tax return with respect to the Limited Payment Amount (collectively, the "Determination"). In the event that the Accounting Firm is serving as an accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determination required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company. The Determination by the Accounting Firm shall be binding upon the Company and the Executive (except as provided in Section 6(c) below).

         (c) Excise Tax Excess Payments Considered a Loan. If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that Payments have been made to, or provided for the benefit of, the Executive by the Company, which are in excess of the limitations provided in Section 6(a) (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Executive's receipt of such Excess Payment until the date of such repayment. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made under this
Section 6. In the event that it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS or (ii) pursuant to a determination by a court, that an Underpayment has occurred, the Company shall pay an amount equal to such Underpayment to the Executive within ten days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive until the date of payment.

         (d) Banking Payment Limitation. Notwithstanding anything contained in this Agreement or any other agreement or plan to the contrary, the payments and benefits provided to, or for the benefit of, the Executive under this Agreement or under any other plan or agreement shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to the Executive or for his benefit under this Agreement or any other plan or agreement shall be in violation of the golden parachute and indemnification payment limitations and prohibitions of 12 CFR Section 359.

         7. TERMINATION OF AGREEMENT. This Agreement shall be effective as of the Agreement Effective Date and shall normally continue until the later of the Agreement Regular Termination Date or, if a Change in Control has occurred, until the end of the Coverage Period. Notwithstanding the foregoing, this Agreement shall terminate in any event upon the Executive's cessation of employment in a Noncovered Termination.

         8.  CONFIDENTIAL INFORMATION.

         (a) No Disclosure by Executive. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         (b) Remedies for Breach. It is recognized that damages in the event of breach of Section 8(a) above by the Executive would be difficult, if not impossible, to ascertain, and it is therefore specifically agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude the Company from pursuing any other rights and remedies at law or in equity which it may have.

         (c) Breach Not Basis to Withhold Payment. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9.  BENEFIT AND SUCCESSORS.

         (a) Executive's Benefit. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die and any amount remains payable hereunder after his death, any such amount, unless otherwise agreed by the Company or provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee of such payment or, if there is no such designee, the Executive's estate.

         (b) Company's Benefit. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) Assumption by Successor to Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (b) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                           Larry G. Dillon

                           ---------------------

                           ---------------------

                           ---------------------

                  If to the Company:

                           C&F Financial Corporation
                           James Hudson, III, Esquire
                           Counsel
                           Hudson and Bondurant, P.C.
                           826 Main Street, P. O. Box 231
                           West Point, VA  23181

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (f) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (g) Executive's Employment. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, subject to paragraph (ii) of Section 1(i) hereof deeming a termination to have occurred on or after the occurrence of a Change in Control Date, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time prior to the Change in Control Date, in which case the Executive shall have no further rights under this Agreement.

         (h) Nonexclusivity of Rights. Except as expressly provided in Section 6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Executive's termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         (i) Statutory References. Any reference in this Agreement to a specific statutory provision shall include that provision and any comparable provision or provisions of future legislation amending, modifying, supplementing or superseding the referenced provision.

         (j) Nonassignability. This Agreement is personal to the Executive, and without the prior written consent of the Company, no right, benefit or interest hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void; and no right, benefit or interest hereunder shall, prior to receipt of payment, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements or torts.

         (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall constitute one agreement.

         (l) Employment with Affiliates. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors or which has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                             /s/ Larry G. Dillon
                                             ----------------------------------
                                            LARRY G. DILLON, Executive


                            C&F FINANCIAL CORPORATION


                                            By       /s/ J.P. Causey Jr.
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Its  Chairman Compensation Committee
                                                --------------------------------